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                                                                     EXHIBIT 6.1


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
                                 COVINGTON & BURLING
                            1201 Pennsylvania Avenue, N.W.
                                    P.O. Box 7566
                             Washington, D.C.  20044-7566
                                    (202) 662-6000
LECONFIELD HOUSE                        ---                   BRUSSELS CORRESPONDENT OFFICE
 CURZON STREET                 TELEAX: (202) 662-6291               44 AVENUE DES ARTS
LONDON WIY BAS               TELEX: 89-593 (COVLING WSH)           BRUSSELS 1040 BELGIUM
   ENGLAND                         CABLE: COVLING                  TELEPHONE: 32-2-512-9890
TELEPHONE: 071-495-5655                 ---                        TELEFAX: 32-2-502-1598
  TELEFAX: -71-495-3101       WRITER'S DIRECT DIAL NUMBER
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                                                                January 28, 1997

VIA FEDERAL EXPRESS

Telular Corporation
920 Deerfield Parkway
Buffalo Grove, IL  60089

         Re:     Telular Corporation:  Form S-8 Registration
                 Statement

Dear Gentlemen:

         This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof by Telular Corporation, Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of an additional 2,500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The shares of Common Stock being registered are issuable upon the exercise of stock options granted under the Company's Stock Incentive Plan (the "Plan").

         For purposes of this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto, all as filed with the Commission through the date hereof. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's Bylaws, and certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

         In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.
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Telular Corporation
January 28, 1997
Page - 2 -


         Based on the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement have been duly and validly authorized and, when issued and sold by the Company in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                        Very truly yours,



                                        COVINGTON & BURLING